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                                                                   Exhibit 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 2000 (except for Note 11, as to which the date is March , 2000), in the Registration Statement (Form S-1) and related Prospectus of AllAdvantage.com Inc.

                                              Ernst & Young LLP

Palo Alto, California
March  , 2000

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   The foregoing consent is in the form that will be signed upon the completion of the reincorporation and other matters described in Note 11 to the consolidated financial statements.

                                          /s/ Ernst & Young LLP

Palo Alto, California

March 22, 2000